                                                                    Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of Productivity Technologies Corp. for the quarter ended September 30, 2002 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp.


Signed this 18/th/ day of November, 2002.

By:  /s/ Samuel N. Seidman
--------------------------
Samuel N. Seidman
Chairman, Chief Executive Officer and President

By:  /s/ Jesse A. Levine
-------------------------
Jesse A. Levine
Vice President, Secretary, Treasurer and Chief Financial Officer

                                       17